UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
                               [ ]  Preliminary Proxy Statement
                               [ ]  Confidential, for Use of the
                                    Commission  Only (as  permitted
                               by
                                    Rule 14a-6(e)(2))
                               [X]  Definitive Proxy Statement
                               [ ]  Definitive Additional Materials
                               [ ]  Soliciting Material Pursuant to Rule 14a-12

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                  ---------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

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         0-11.

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     (2)  Aggregate number of securities to which transaction applies:

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

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     Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.  Identify the previous filing by  registration  statement
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                                                                               2

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                           6601 Owens Drive, Suite 115
                              Pleasanton, CA 94588

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          WEDNESDAY, DECEMBER 17, 2003
                                  AT 10:00 A.M.

To the Stockholders:

     The Annual Meeting of Stockholders of BrightStar Information Technology Group, Inc. will be held at the Rose Hotel, 807 Main Street, Pleasanton, California 94566 on Wednesday, December 17, 2003 at 10:00 a.m. for the following purposes:

     1. To elect four directors to serve for a one-year term and until their successors have been elected and qualified.

     2. To ratify the appointment of Stonefield Josephson, Inc. as the Company's independent accountants for the fiscal year ending December 31, 2003.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on October 31, 2003 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. In accordance with Delaware law, a list of the Company's stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's offices at 6601 Owens Drive, Suite 115, Pleasanton, California, 94588 for ten days prior to the meeting.

                                             By Order of the Board of Directors



                                             Joseph A. Wagda
                                             Chief Executive Officer and
                                             Chairman of the Board

Pleasanton, California
October 31, 2003

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                           6601 Owens Drive, Suite 115
                              Pleasanton, CA 94588

                                 PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of BrightStar Information Technology Group, Inc., a Delaware corporation (the "Company" or "BrightStar"), for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on December 17, 2003, and at any adjournment or postponement thereof (the "Annual Meeting" or "Meeting"). Only stockholders of record at the close of business on October 31, 2003 are entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding 15,286,788 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the four directors proposed by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and, if no contrary instructions are given, the proxy will be voted (i) FOR the ratification of the appointment of Stonefield Josephson, Inc. as the Company's independent accountants for the fiscal year ending December 31, 2003. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy or by attendance at the Meeting and voting in person. Votes will be tabulated by the inspector of elections of the Meeting.

     A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors, and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the ratification of the appointment of Stonefield Josephson, Inc. Abstentions, votes withheld and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of Directors will have the same effect as votes against the proposal, because approval requires a vote in favor of the proposal by a specified majority. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner. Broker non-votes will have no effect on the outcome of any proposals to be considered at the Annual Meeting.

     The expense of soliciting proxies will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, facsimile transmission and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.

     This Proxy Statement was first mailed to stockholders on or about November 14, 2003.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees

     At the Annual Meeting of Stockholders, a Board of four directors will be elected, each to hold office until a successor is elected and qualified, or until the death, resignation or removal of the director. Shares represented by the accompanying proxy will be voted for the election of the four nominees (recommended by the Board of Directors) named in the following table, unless the proxy is marked in such a manner as to withhold authority so to vote. All nominees currently serve as directors of the Company. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee is for any reason unable to serve or will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

     The following table sets forth certain information concerning the nominees, based on data furnished by them.


                                                                       Director
    Name of Nominee     Age           Principal Occupation              Since
  ------------------   ----  ---------------------------------------  ---------
  Joseph A. Wagda...   60    Chairman of the Board of Directors and      2000
                             Chief Executive Officer

  W. Barry Zwahlen..   58    Managing Partner of Information Management  2000
                             Associates

  Jennifer T. Barrett  52    Chief Privacy Officer, Acxiom Corporation   1998

  Thomas A. Hudgins..  63    Cofounder of Polaris Group, Inc.            2001

     Joseph A. Wagda has been a director of BrightStar since April 2000, Chief Executive Officer, effective October 2, 2000 and became interim Chief Financial Officer on November 1, 2002. Mr. Wagda was elected Chairman of the Board of Directors on March 21, 2001. From 1997, Mr. Wagda has been engaged in a variety of investment related activities, including serving as President of Altamont Capital Management, Inc. and in leadership positions with several single-purpose investment entities. He also is currently a director of Abraxas Petroleum Corporation (Amex: ABP), a public oil and gas company, and Zierer Visa Service, Inc., a private company engaged in the international travel services business. Previously, Mr. Wagda was President and CEO of American Heritage Group, a modular homebuilder, and a Senior Managing Director and co-founder of the Price Waterhouse corporate finance practice. He also was with the finance staff of Chevron Corporation and in the general counsel's office at Ford Motor Company. Mr. Wagda has a B.S. degree from Fordham College, an M.B.A., with distinction, from the Johnson School of Management, Cornell University and a J.D., with honors, from Rutgers Law School. Mr. Wagda also served on active duty as a regular army officer during the period 1965-70, including tours of duty with infantry units in Santo Domingo (82d Airborne) and Vietnam (MACV) and engineer units in Thailand. He attained the rank of major in the Corps of Engineers, prior to leaving the reserves in 1978.

     W. Barry Zwahlen has been a director with BrightStar since July 2000. In addition to other business interests, since 1986, Mr. Zwahlen has been the Managing Partner of Information Management Associates, a retained executive search firm, which recruits CIO and CTO candidates for technology clients and executive level information technology consultants for systems integration professional services firms. Mr. Zwahlen received a B.S. in mathematics from the University of Pittsburgh and an M.B.A. from the Harvard Business School. He was on the finance staff of both Ford Motor Company and Navistar and served for five years as a data communications officer in the United States Air Force. Prior to forming Information Management Associates, he served in a similar capacity with KPMG Peat Marwick. Mr. Zwahlen serves on the Board's Audit Committee and is Chairman of the Compensation Committee.

     Jennifer T. Barrett became a director of BrightStar at the closing of our initial public offering in 1998. Since 1974, she has served in various capacities with Acxiom Corporation, a leading data processing and related computer-based services and software products company. She is currently Acxiom's Chief Privacy Officer. Ms. Barrett serves on the Board's Audit and Compensation Committees.

     Thomas A. Hudgins became a director on April 20, 2001. He cofounded and, until recently, served as Managing Director of Polaris Group, Inc., a corporate finance and mergers and acquisitions advisory firm. Prior to forming Polaris he was cofounder, Executive Vice President and Secretary of BrightStar until January 1999. From 1967 to 1997, he was Executive Vice President and cofounder of

Delta-X Corp., a leading developer, manufacturer and marketer of software and electronic automation equipment for the international oil and gas industry. He is a past president of the Houston Chapter of the American Institute of Industrial Engineers and a Registered Professional Engineer. Mr. Hudgins received a B.S. in industrial engineering from Texas Tech University. He also served in the U.S. Army and the U. S. Army Reserve from 1962 through 1968 and was a member of the 79th ASA (Army Security Agency). Mr. Hudgins is Chairman of the Board's Audit Committee and has served as an ad hoc member of the Compensation Committee.

     There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board of Directors.

Board and Committee Meetings

     The Board of Directors met five times during 2002. Standing committees of the Board include an Audit Committee, which met four times, a Compensation Committee, which met two times and a Nominating Committee, which did not meet.

     The Audit Committee is comprised of Ms. Barrett, Mr. Zwahlen and Mr. Hudgins. Mr. Hudgins is the Chairman of the Audit Committee and is also named as the Committee's "Financial Expert" as defined by the Securities and Exchange Commission. All members are non-employee directors. Pursuant to the Audit Committee Charter, the Audit Committee addresses matters that include, among other things, (1) the appointment of independent auditors, (2) reviewing with Company financial management the plans for, and results of, the independent audit engagement, (3) reviewing the adequacy of the Company's system of internal accounting controls, (4) monitoring the Company's internal audit program to assure that areas of potential risk are adequately covered, and (5) reviewing legal and regulatory matters that may have a material effect on the Company's financial statements.

     The Compensation Committee is comprised of Ms. Barrett and Mr. Zwahlen, both of whom are non-employee directors. Mr. Zwahlen is the Chairman of the Compensation Committee. The Compensation Committee's primary functions are to determine remuneration policies applicable to the Company's executive officers and to determine the bases of the compensation of the Chief Executive Officer, including the factors and criteria on which such compensation is to be based. The Compensation Committee also administers the Company's 2000 Plan and 1997 Long-Term Incentive Plan (the "1997 Plan" and, together with the 2000 Plan, the "the 1997 and 2000 Plans"). Mr. Hudgins was elected to serve as an ad hoc member of the Compensation Committee during 2002 only for the purpose of determining Mr. Wagda's and Mr. Czaja's executive compensation and certain stock option awards in 2002.

     The Nominating Committee is comprised of Ms. Barrett and Mr. Wagda. The Nominating Committee will seek and consider qualified candidates to serve on the Board. The Nominating Committee will consider nominees recommended in writing by the Company's stockholders. Such recommendations should be submitted to the Nominating Committee at the Company's principal executive office.

     No incumbent director during 2002 attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which the individual has been a director) and (2) the total number of meetings held by all committees of the Board on which the director served. Mr. Hudgins became a director in April 2001.

Report of the Compensation Committee of the Board of Directors

     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following report shall not be incorporated by reference into any such filings.

     Compensation Philosophy. In developing our executive compensation policies, the Compensation Committee has two principal objectives: (1) attracting, rewarding  and  retaining  officers  who  possess  outstanding  talent,  and (2)
motivating officers to achieve BrightStar performance consistent with stockholder objectives. Accordingly, the Compensation Committee adopted the following policies:

     o    BrightStar  will  pay  compensation   that  is  competitive  with  the
          practices of other leading technology companies in the same or similar businesses;

     o A significant portion of the officers' compensation will depend upon the achievement of challenging performance goals for BrightStar and our various business units and officers; and

     o BrightStar will align the interests of its officers with those of our stockholders - therefore, stock-based compensation will constitute a significant portion of compensation.

     Total Annual Compensation. Each officer's target total annual compensation (that is, salary plus bonus) is determined by the Compensation Committee upon review of all applicable factors.

     Bonuses. Pursuant to an employment agreement, Mr. Wagda is eligible to receive a bonus of up to 200% of base salary based upon the achievement of agreed-upon performance goals. The actual bonus (that is, the percentage of the target bonus) that any officer (other than the Senior Executive Officers, as defined below) actually receives depends on the achievement of both corporate and individual objectives and financial performance goals. Typical business unit objectives include, for example, revenue and profitablility objectives.

     Senior Executive Officers for 2002 were Mr. Wagda and Kenneth A. Czaja. Mr. Czaja left the Company in October of 2002. Currently, Mr. Wagda is the only Senior Executive Officer.

     In fiscal year 2002 Mr. Wagda and Mr. Czaja were awarded bonuses of $45,000 and $15,000, respectively, with respect to the Company's performance in fiscal year 2001. On February 15,2002, the Compensation Committee voted to issue fully-vested stock outside the Company's 1997 and 2000 Plans to Mr. Wagda and Mr. Czaja of 750,000 and 250,000 shares, respectively, upon Mr. Wagda and Mr. Czaja's election to receive said shares in full satisfaction of their cash bonuses awarded for 2001.

     Stock-Based Compensation. The Compensation Committee strongly believes that stock-based compensation (options and/or restricted stock) motivates the officers to maximize stockholder value and to remain with BrightStar despite a very competitive marketplace. Generally, all BrightStar stock options and shares of restricted stock have a per share exercise or purchase price approximating the fair market value of our stock as of the grant date, except for certain identified re-pricing actions. The number of options or shares of restricted stock granted to each officer and related vesting schedule are determined based on the officer's position at BrightStar, his or her individual performance, the number of options or restricted shares the executive already holds and other factors, including an estimate of the potential value of the options or restricted shares.

     In fiscal 2002, the Compensation Committee made these determinations for the Senior Executive Officers and other personnel. For all other grants, the Chief Executive Officer (Mr. Wagda) made these determinations, in consultation with the Compensation Committee.

     Compensation  of  Chief  Executive  Officer.  The  Compensation   Committee
believes the Chief Executive Officer's compensation should be tied directly to the performance of BrightStar and in line with stockholder objectives. As a result, Mr. Wagda's compensation may include a significant restricted stock and/or stock option component.

     In fiscal 2002, Mr. Wagda's compensation included restricted stock awards of 750,000 granted in exchange for the cancellation of all stock options previously granted to Mr. Wagda totaling 780,060 shares. The restricted stock awards were issued inside the 1997 Plan and vest monthly over a 2-year period.

     Tax  Deductibility of Executive  Compensation.  Under section 162(m) of the
Internal Revenue Code, BrightStar generally receives a federal income tax deduction for compensation paid to any of its Named Executive Officers only if the compensation is less than $1 million during any fiscal year or is "performance-based" under section 162(m). Our management-incentive plans permit the Company to pay compensation that is "performance-based" and thus is fully tax-deductible by BrightStar. The Compensation Committee currently intends to continue seeking a tax deduction for all of our executive compensation, to the extent consistent with the best interests of BrightStar.

                                                  Compensation Committee

                                                  W. Barry Zwahlen, Chairman
                                                  Jennifer Barrett
                                                  Thomas Hudgins (Ad Hoc member)

The Audit Committee of the Board of Directors

     The Audit Committee is comprised of Ms. Barrett, Mr. Zwahlen and Mr. Hudgins. All members are non-employee directors, except that pursuant to the Company's bylaws, the Chief Executive Officer is an ex officio member of all standing committees. In addition, Mr. Wagda served on the audit committee prior to his appointment as Chief Executive Officer in October 2000. The committee operates in accordance with its written charter adopted by the Board of Directors (as set forth in Appendix A to our Proxy Statement and Notice of 2003 Annual Meeting). The Audit Committee will update its charter, as necessary, to implement Section 301 of the Sarbanes-Oxley act once the final rule is adopted and it becomes effective. The Audit Committee addresses on a regular basis matters that include, among other things, (1) the appointment of independent auditors, (2) reviewing with our financial management the plans for, and results of, the independent audit engagement, (3) reviewing the adequacy of our internal accounting controls, (4) monitoring our internal audit program to assure that areas of potential risk are adequately covered, and (5) reviewing legal and regulatory matters that may have a material effect on our financial statements. Ms. Barrett, Mr. Zwahlen and Mr. Hudgins are "independent" as defined under Rule 4200(a)(14) of the NASD's listing standards.

Report of the Audit Committee of the Board of Directors

     The Audit Committee has reviewed and discussed with management the financial statements for the year ended December 31, 2002 audited by Stonefield Josephson, Inc., the Company's independent accountants, and various matters related to the financial statements, including those matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 (Codification of Statements on Auditing Standards, AU ss. 380). Such matters include the initial selection and changes in accounting policies, management judgments and accounting estimates, significant audit adjustments and disagreements with management. The Audit Committee has also received the written disclosures and the letter from Stonefield Josephson, Inc. required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees), has discussed with Stonefield Josephson, Inc. those matters required to be disclosed by SAS No. 61, and has considered whether the provision of non-audit services by the independent accountants is compatible with maintaining auditor independence, together with the issue of Stonefield Josephson, Inc.'s independence generally. Based upon such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company's independent accountants.

                                                        Audit Committee


                                                        Thomas Hudgins, Chairman
                                                        Jennifer Barrett
                                                        W. Barry Zwahlen



Compensation of Directors

     Directors who do not perform service substantially full-time to the Company receive a quarterly retainer of $4,000 and a fee for each Board or committee meeting of $1,000, or $500 for each committee meeting held the same day as a Board meeting. The Company reimburses directors for their reasonable out-of-pocket expenses with respect to board meetings and other BrightStar business.

     Directors who are not officers of BrightStar also participate in the 1997 and 2000 Plans. Under the 1997 and 2000 Plans, options to purchase 10,000 shares of our common stock are automatically granted to each non-employee director on the date such director is for the first time elected or appointed to the Board of Directors. Thereafter, each such director is automatically granted options to purchase 10,000 shares on the date of each annual stockholders meeting provided that such options shall be reduced by that portion of the prior twelve-month period in which a director was not a director of the Company. The exercise price for all non-employee director options granted under the 1997 and 2000 Plans is 100% of the fair market value of the shares as of the grant date. All such options are immediately exercisable and expire no later than ten years after the date of grant, unless sooner exercised. All outstanding director options as of February 12, 2002, were repriced to $0.05 per share, as part of the Company wide repricing.

                                   MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management



     The following table contains certain information regarding beneficial ownership of our common stock as of September 15, 2003 by (i) persons known to us to be the beneficial owner of more than 5% of our common stock, and their respective addresses (ii) each of our current directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.



                                                                                   SHARES BENEFICIALLY OWNED
                                                               -----------------------------------------------------------------
                                                                           NUMBER(1)                         PERCENT
                                                               -------------------------------   -------------------------------
               5% BENEFICIAL OWNERS:

                          None



     NON-EMPLOYEE DIRECTORS: (2)
               Jennifer T. Barrett...........................               160,000                           1.0%
               W. Barry Zwahlen..............................               160,000                           1.0%
               Thomas A. Hudgins.............................               294,343                           1.9%
              EXECUTIVE OFFICERS: (3)
               Joseph A. Wagda (4)...........................             2,589,309                          16.0%
               Kenneth A. Czaja                                             558,279                           3.6%
               Paul C. Kosturos..............................                52,500                           0.3%
              All  directors  and executive officers as a
              group (6 persons)..............................             3,814,431                          23.8%

----------



     (1) Represents shares held directly and indirectly and with sole voting and investment power, except as noted, or with voting and investment power shared with a spouse.

     (2) Includes immediately exercisable options to purchase 160,000 shares of common stock, for Ms. Barrett, Mr. Zwahlen and Mr. Hudgins.

     (3) Includes options that will be exercisable immediately or within 60 days to purchase 4,167 shares of common stock for Mr. Kosturos. It includes convertible common stock of 765,831 and 50,676 and common stock warrants in conjunction with the convertible notes of 114,878 and 7,603 for Mr. Wagda and Mr. Czaja, respectively.

     (4)  Mr.  Wagda's  mailing   address  is  6601  Owens  Drive,   Suite  115,
          Pleasanton, California 94588.


Executive Compensation

     The following table contains information concerning compensation earned by the Chief Executive Officer and our Vice President - Finance and Principal Accounting Officer of BrightStar as of the end of 2002, and our former Chief Financial Officer and former Senior Vice President of Operations, each of whom would have been among our most highly compensated executive officers as of the end of fiscal 2002 had they continued to serve as an executive officer through the end of the year.


                           SUMMARY COMPENSATION TABLE

                                                          Annual               Long Term
                                                       Compensation          Compensation
                                                       ------------          ------------
                                                                              Securities
                                                                              Underlying          All Other
                          Title                    Salary(s)     Bonus(s)      Options          Compensation
                          -----                    ---------     --------      -------          ------------

Joseph A. Wagda   Chairman and Chief         2002  $291,664      $25,000 (5)   750,000 (2)        $36,750 (3)
                  Executive Officer (6)
                                             2001   241,133       45,000 (1)         0 (2)            --

Kenneth A. Czaja  Former Executive Vice      2002  162,947 (4)                 250,000 (2)         12,250 (3)
                  President and Chief                                --
                  Financial Officer (6)
                                             2001   115,993       15,000 (1)         0 (2)            --
Paul C. Kosturos  Vice President and Chief   2002   113,667        5,000        60,000                --
                  Financial
                  Officer (6)
                                             2001    47,029          --         30,000                --
Thomas S. Krause  Former Senior Vice         2002   82,357 (4)       --        100,000
                  President of Operations (6)

                                             2001   149,959          --        100,000                --


     (1) For the year ended December 31, 2001, Mr. Wagda and Mr. Czaja were awarded bonuses of $45,000 and $15,000 respectively. On February 15, 2002, the compensation committee voted to issue fully-vested stock outside the Company's 1997 and 2000 Plans to Mr. Wagda and Mr. Czaja of 750,000 and 250,000 shares, respectively, upon Mr. Wagda and Mr. Czaja's election to receive said shares in full satisfaction of their cash bonuses awarded for 2001.

     (2) On February 15, 2002, the compensation committee voted to take actions that resulted in restricted stock awards to Mr. Wagda and Mr. Czaja of 750,000 and 250,000 shares, respectively. In return for the granting of these shares, all stock options previously granted to Mr. Wagda and Mr. Czaja totaling 780,060 and 500,000 shares (including 300,000 option shares granted to Mr. Czaja on February 12, 2002), respectively, were cancelled. The restricted stock grants were issued inside the Plans and vest monthly over a 2-year period.

     (3) Included in Mr. Wagda's and Mr. Czaja's other compensation for 2002 are $36,750 and $12,250, respectively, which represents the value of the restricted stock grants on February 15, 2002, which were reported as income during 2002.

     (4) Mr. Czaja's and Mr. Krause's employment with the Company terminated on October 31 and May 31, 2002, respectively. Mr. Czaja's 500,000 shares of restricted stock and Mr. Krause's 100,000 options from 2001 were fully vested upon their separation from the Company.

     (5) Mr. Wagda was awarded as a bonus for 2002, an additional month of paid vacation. The cash value of the award is included in the chart based on his salary at the time of the award.

     (6) Mr. Wagda, Mr. Czaja, Mr. Kosturos and Mr. Krause are the Named Executive Officers of the Company (the "Named Executive Officers").

     (7) None of the above named officers were employed by the Company in the year 2000.


Stock Options

     The following table contains information concerning the grant of stock options to each of the Named Executive Officers included in the Summary Compensation Table during 2002 (inside and outside the plans). None of such persons received awards of stock appreciation rights during fiscal 2002.


                   STOCK OPTION GRANTS IN THE 2002 FISCAL YEAR

                              Individual Grants
                         -------------------------------------------------------------------

                             Number of        % of Total
                            Securities          Options
                            Underlying        Granted to          Exercise
                              Options        Employees in           Price           Expiration       Grant Date
         Name                 Granted         Fiscal Year          ($/sh)              Date           Value(1)
---------------------    ---------------   ----------------   ---------------    ---------------   -------------
   Joseph A. Wagda              ---- (2)          ----               ----             ----             ----

   Kenneth A. Czaja          300,000 (2)           20%               0.05           Cancelled        $18,000

   Paul C. Kosturos           60,000                4%               0.05            2/2012           $3,600

   Thomas S. Krause          100,000 (4)            7%               0.05           Cancelled         $6,000


     (1) Based on Black-Scholes model and assumes a risk free interest rate of 2%, price volatility of 123% and a dividend yield of 0%.

     (2) On February 15, 2002, the compensation committee voted to take actions that resulted in restricted stock awards to Mr. Wagda and Mr. Czaja of 750,000 and 250,000 shares, respectively. In return for the granting of these shares, all stock options previously granted to Mr. Wagda and Mr. Czaja totaling 780,060 and 500,000 shares (including 300,000 option shares granted to Mr. Czaja on February 12, 2002), respectively, were cancelled. The restricted stock grants were issued inside the Plans and vest monthly over a 2-year period. These stock awards are not included in the chart above.

     (3) Upon the separation of Mr. Czaja in October 2002, the remaining unvested portion of Mr. Czaja's stock award shares, totaling 166,667, were fully-vested by the Board of Directors, with certain conditions.

     (4) According to Mr. Krause's separation agreement, Mr. Krause had until December 31, 2002 to exercise his vested options. Mr. Krause did not exercise his options as of December 31, 2002 and therefore all options granted to him were cancelled.


Aggregated Option Exercises in 2002 and Year-End Option Values

     The following table sets forth information for each of the Named Executive Officers included in the Summary Compensation Table with respect to options to purchase our Common stock held as of December 31, 2002.


                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/AWARDS
                           SHARES ACQUIRED        VALUE        OPTIONS AT 12/31/02(#)(1)         AT 12/31/02($)(2)
                           ON EXERCISE(#)      REALIZED($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                           ----------------    -----------     -------------------------     -------------------------
  Name
  Joseph A. Wagda...            --                 --                     --                            --
  Kenneth A. Czaja..            --                 --                     --                            --
  Paul C. Kosturos...           --                 --               14,167/75,833                     -- (4)
  Thomas S. Krause...           --                 --                     --                            --


----------

     (1)  No stock appreciation rights (SARs) were outstanding during 2002

     (2) The closing price of our common stock at December 31, 2002 was $0.01 per share.

     (3) A February 15, 2002 award of 750,000 restricted shares of common stock to Mr. Wagda, which was awarded in exchange for the cancellation of 780,060 previously granted stock options held by Mr. Wagda, and a February 15, 2002 award of 250,000 restricted shares of common stock to Mr. Czaja, which was awarded in exchange for the cancellation of 500,000 previously granted stock options held by Mr. Czaja, are not reflected in this chart.

     (4) Mr. Kosturos's unexercised options as of December 31, 2002, were not in the money and therefore no value has been assigned.

Stock Option Rrepricing and Ten-Year Option Repricing Table

On February 12, 2002 the Compensation Committee of the Board of Directors voted to take actions that resulted in the repricing of approximately 835,000 existing options to active participants, including members of the Board of Directors (See Election of Directors-Compensation of Directors), under the Company's long-term incentive plans to a new exercise price of $0.05 per share, which was determined by the Board of Directors to be the fair market value of the Company's stock based upon the stock's 20-day average closing price. The market closing price on February 12, 2002 was $0.07. All other terms and conditions contained in the original stock options remained in effect.

The following table sets forth, for all Executive Officers of the Company, all option repricing during the period January 1, 2002 - December 31, 2002.


                         Ten-Year Option/SAR Repricings
                                                                                                                      Length of
                                                                   Market price     Exercise                       original option
                                          Number of securities      of stock at     price at                       term remaining
                                           underlying options         time or        time of      New exercise       at date of
         Name              Date                 repriced             repricing      repricing        price            repricing
         ----              ----                 --------             ---------      ---------        -----            ---------

Paul C. Kosturos    February 15, 2002            30,000                $0.05          $0.29          $0.05            9.5 years




Employment Agreements

On February 15, 2002, the Company and Mr. Wagda entered into an agreement covering the terms of his employment by the Company. The terms of the agreement include annual base salary of $300,000 beginning May 1, 2002, increasing to $350,000 beginning May 1, 2003, the immediate vesting of stock and options upon a qualifying termination or a change in control and continuation of base salary for a period of 12 months in the event of a qualifying termination. The agreement also calls for an annual bonus of up to 200% of base salary based upon performance objectives to be agreed upon by the Company and Mr. Wagda. For the year ended December 31, 2002, Mr. Wagda was given as a bonus an additional month of paid vacation, having an approximate value of $25,000. On October 21, 2003, the agreement between the Company and Mr. Wagda was amended to reflect the following changes: (i) an extension of its fixed term from April 30, 2004 to October 31, 2004, (ii) adding to the definition of a "qualifying termination" a resignation occurring between 90 and 180 days after a change in control and
(iii) providing for incentive compensation upon the completion of certain strategic transactions involving the Company, the amount of which would be determined in part based on the increase in the price of the Company's common stock or securities received in exchange for its common stock above a specified base amount. Mr. Wagda is eligible to participate in all of the Company's employee benefit plans.

     Mr. Czaja entered into an employment agreement with the Company in April 2001. Mr. Czaja's agreement provided for a base salary of $175,000. Effective May 1, 2002, Mr. Czaja's annual salary was increased to $200,000. Mr. Czaja also received 250,000 restricted shares of common stock effective February 15, 2002, which vest monthly over a 2-year period. In return for the stock award, all stock options previously granted totaling 500,000 (including 300,000 option shares granted on February 12, 2002), were cancelled. In addition, for the year ended December 31, 2001, Mr. Czaja was awarded a bonus of $15,000. On February 15, 2002, the compensation committee voted to issue 250,000 shares of fully-vested stock outside of the Company's 1997 and 2000 Plan's in full satisfaction of his cash bonus. Mr. Czaja also was eligible to receive a bonus of up to a total of 50% of his base salary based upon the achievement of certain operating results of the Company. Mr. Czaja's employment was terminable without cause upon six month's notice and Mr. Czaja was entitled to six months severance if terminated upon a change of control. Mr. Czaja separated from the Company on October 31, 2002. Upon the separation of Mr. Czaja, the remaining unvested portion of Mr. Czaja's shares, totaling 166,667, were fully-vested by the Board of Directors, with certain conditions.

Company Stock Performance

     The following graph sets forth a comparison of the cumulative total share owner return on the Company's Common Shares for the period beginning April 17, 1998, the date Common Shares began trading on the Nasdaq National Market, and ending December 31, 2002, the last trading day in fiscal 2002, as compared with the cumulative total return of the S&P 500 Index and a Peer Group Index. The Peer Group consists of the Nasdaq Computer & Data Processing Index. This graph assumes an investment of $100 on April 17, 1998 in each of Common Shares, the S&P 500 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The Company was subsequently transferred to the OTC Bulletin Board on July 23, 2001. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

PERFORMANCE GRAPH

Compensation Committee Interlocks and Insider Participation

     During 2002, non-employee directors Ms. Barrett and Mr. Zwahlen served as members of the Compensation Committee. None of the Compensation Committee members or Named Executive Officers have any relationship that must be disclosed under this caption.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of such forms that it received, or written representations from reporting persons that no other Forms 5 were required for such persons, the Company believes that, during fiscal 2002, all Section 16(a) filing requirements were satisfied on a timely basis, except for Mr. Wagda and Mr. Czaja whose statements of changes in beneficial ownership (reflecting the receipt of convertible securities in lieu of interest on previously-reported convertible securities) were due on October 3, 2002, but were filed in January 2003.

Certain Relationships and Related Transactions

     The Company was obligated to pay Altamont Capital Management, Inc. ("Altamont"), a company wholly owned by Joseph A. Wagda and his spouse, $101,130 for services performed by Mr. Wagda as a consultant to the Company prior to Mr. Wagda joining the Company as Chief Executive Officer. This debt was satisfied in July 2001 by converting it into a convertible note payable, as part of the Company's private placement offering completed on July 26, 2001.

     As part of the private placement completed on July 26, 2001 members of senior management, including Messrs. Wagda, Czaja and Krause participated in the offering. Notes held by Messrs. Wagda, Czaja, Krause and Altamont totaled approximately $186,000.




                                 PROPOSAL NO. 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

Introduction

     The Company is asking the stockholders to ratify the selection of Stonefield Josephson, Inc. as the Company's independent accountants for the fiscal year ending December 31, 2003.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

     Stonefield Josephson, Inc. audited the Company's financial statements starting with the fiscal year ended December 31, 2002. Its representatives are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Changes in Registrant's Certifying Accountant

     (a)  (1) Previous independent accountants

          (i) On November 15, 2002 the Company terminated the services of Grant Thornton LLP ("Grant") as its independent accountants. Grant had served as the independent auditors of the Company since January 10, 2000.

          (ii) The reports of Grant on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for modification with respect to the Company's ability to continue as a going concern in each year.

          (iii)The Company's Audit Committee participated in and approved the decision to change independent accountants.

          (iv) During the Company's two most recent fiscal years and through the date of this Report, the Company has had no disagreements with Grant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant, would have caused it to make reference thereto in its report on the financial statements of the Company for such periods, other than the item noted below which was resolved to both parties satisfaction.

                 In connection with Grant's audit of our 2000 financial statements, they disagreed with the Company's assertion that a portion of the net deferred tax assets should be recognized in the financial statements at December 31, 2000. After considerable discussion on this issue, Grant informed management and the Audit Committee that they would not issue an unqualified audit opinion on the December 31, 2000 financial statements if such financial statements did not reflect a full valuation allowance against net deferred tax assets. Management accepted Grant's position.

          (v) During the two most recent fiscal years and through November 14, 2002, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (1) (v)).

          (vi) The Company has requested that Grant furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 15, 2002, was filed as Exhibit 16 to the Form 8-K.

          (2)  New independent accountants

               The Company engaged Stonefield Josephson, Inc. ("Stonefield") as its new independent accountants as of November 15, 2002. During the three most recent fiscal years and through the date of their engagement by the Company, the Company did not consult with Stonefield regarding issues of the type described in Item 304 (a)
               (2) of Regulation S-K.

Fees Paid to Accountants for Services Rendered During 2002

Audit Fees

    Fees billed to the Company by Stonefield Josephson, Inc. for auditing the Company's 2002 fiscal year financial statements totaled $42,834. Fees billed to the Company by Grant Thornton, the Company's previous auditors, for performing the quarterly reviews of the finan9cial statements that were included in the Company's quarterly reports on Form 10-Q for the year 2002 and consent relating to the change of auditors was $27,373.

Financial Information Systems Design and Implementation Fees:

    The Company did not engage Stonefield Josephson, Inc. or Grant Thornton LLP to provide advice to the Company regarding 9financial information systems design and implementation during the year ended December 31, 2002.

All Other Fees

    Fees billed to the Company by Grant Thornton LLP for other services provided during the Company's 2002 fiscal year, including work performed in connection with registration statements9 and income tax services, including carryback claims, totaled $32,930. The audit committee believes that the other services provided and the fees charged for other services are compatible with maintaining Grant Thornton's independence.

     Stonefield Josephson, Inc. performed the audit of the employee benefit plan for the Company's 2002 fiscal year for $2,000. Stonefield Josephson, Inc. also did some internal controls review procedures for the Company during early 2003 for $4,725. The audit committee believes that the other services provided and the fees charged for other services are compatible with maintaining Stonefield Josephson, Inc.'s independence.


Approval Required

     Approval of Proposal No. 2 requires the approval of the holders of a majority of the Common Stock present in person or represented by proxy.

Recommendation of Board of Directors

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF STONEFIELD JOSEPHSON, INC.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to bring any other business before the Annual Meeting and, as far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.



                  STOCKHOLDER PROPOSALS -- 2004 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 2004 Annual Meeting of Stockholders of the Company must be received at the Company's offices on or before January 15, 2004 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2004 Annual Meeting of Stockholders of the Company, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the stockholder must give the Company appropriate notice no later than April 1, 2004. If the Company fails to receive notice of the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proposal will not be submitted to the stockholders for approval at the 2004 Annual Meeting of Stockholders of the Company as the Company will not have received proper notice as required by the Company's Bylaws.

Joseph A. Wagda
Chief Executive Officer and Chairman of the Board

October 31, 2003
Pleasanton, California

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 17, 2003


         The undersigned stockholder of BrightStar Information Technology Group, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 31, 2003, and hereby appoints Joseph A. Wagda, proxy and attorney-in-fact, with full power to each, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of BrightStar Information Technology Group, Inc., to be held on Wednesday, December 17, 2003 at 10:00 a.m. local time, at The Rose Hotel, Pleasanton, California 94588 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

         1.       ELECTION OF DIRECTORS:

                  ___ FOR all nominees listed below (except as indicated).

                  Joseph A. Wagda

                  W. Barry Zwahlen

                  Jennifer T. Barrett

                  Thomas A. Hudgins

                  ___  WITHHOLD authority to vote for all nominees listed below.

                  If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

                  Joseph A. Wagda

                  W. Barry Zwahlen

                  Jennifer T. Barrett

                  Thomas A. Hudgins

         2. PROPOSAL TO RATIFY THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

                      ____FOR     ____AGAINST     ____ABSTAIN


               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003; AND AS THE HOLDER OF SAID PROXIES MAY DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.



_______________________________________     Date:__________________________
Signature


_______________________________________     Date:__________________________
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)